Exhibit 77(q)(1)

                                    Exhibits

(a)(1) Certificate of Amendment of Declaration of Trust and Redesignation of Shares dated June 2, 2003 to the Declaration of Trust of ING Variable Products Trust filed herein.

(a)(2) Certificate of Abolition of Series of Shares of Beneficial Interest dated October 16, 2003 to the Declaration of Trust of ING Variable Products Trust filed herein.

(a)(3) Establishment and Designation of Series and Classes dated November 11, 2003 to the Declaration of Trust of ING Variable Products Trust filed herein.

(e)(1) First Amendment dated July 1, 2003 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.

(e)(2) Amended Schedule A to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.

(e)(3) Second Amendment dated September 1, 2003 to the Sub-Advisory Agreement dated August 7, 2001 between ING Investments, LLC and Aeltus Investment Management, Inc. filed herein.